Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2024

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
NLOP	Net Lease Office Properties
Spin-Off	The spin-off of 59 office properties owned by WPC into NLOP, a separate publicly-traded REIT, which was completed on November 1, 2023
U.S.	United States
ABR	Contractual minimum annualized base rent
SEC	Securities and Exchange Commission
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
EUR	Euro
Hellweg	Hellweg Die Profi-Baumärkte GmbH & Co. KG (one of our tenants)
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
SONIA	Sterling Overnight Index Average
TIBOR	Tokyo Interbank Offered Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

Effective January 1, 2024, we no longer separately analyze our business between real estate operations and investment management operations, and instead view the business as one reportable segment. As a result of this change, we have conformed prior period segment information to reflect how we currently view our business.

W. P. Carey Inc.
Supplemental Information – First Quarter 2024

W. P. Carey Inc.
Overview – First Quarter 2024

Summary Metrics
As of or for the three months ended March 31, 2024.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)		$389,798
Net income attributable to W. P. Carey ($000s)		159,223
Net income attributable to W. P. Carey per diluted share		0.72
Normalized pro rata cash NOI ($000s) (a) (b)		328,305
Adjusted EBITDA ($000s) (a) (b)		326,826
AFFO attributable to W. P. Carey ($000s) (a) (b)		251,892
AFFO attributable to W. P. Carey per diluted share (a) (b)		1.14

Dividends declared per share – current quarter		0.865
Dividends declared per share – current quarter annualized		3.460
Dividend yield – annualized, based on quarter end share price of $56.44		6.1%
Dividend payout ratio – for the three months ended March 31, 2024 (c)		75.9%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $56.44 ($000s)		$12,350,421
Pro rata net debt ($000s) (d)		6,950,742
Enterprise value ($000s)		19,301,163

Total consolidated debt ($000s)		7,873,215
Gross assets ($000s) (e)		19,262,428
Liquidity ($000s) (f)		2,763,308

Pro rata net debt to enterprise value (b)		36.0%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)		5.3x
Total consolidated debt to gross assets		40.9%
Total consolidated secured debt to gross assets		2.6%
Cash interest expense coverage ratio (a) (b)		5.1x

Weighted-average interest rate (b)		3.2%
Weighted-average debt maturity (years) (b)		3.7

Moody's Investors Service – issuer rating		Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating		BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)		$1,279,391
ABR – unencumbered portfolio (% / $000s) (g) (h)	93.8% /	$1,200,570
Number of net-leased properties		1,282
Number of operating properties (i)		96
Number of tenants – net-leased properties		335

ABR from top ten tenants as a % of total ABR – net-leased properties		19.8%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)		23.7%
Contractual same-store growth (k)		3.1%

Net-leased properties – square footage (millions)		168.4

Occupancy – net-leased properties		99.1%
Weighted-average lease term (years)		12.2

Investment volume – current quarter ($000s)		$280,315
Dispositions – current quarter ($000s)		889,179

Maximum commitment for capital investments and commitments expected to be completed during 2024 ($000s)		66,414
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – First Quarter 2024

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents and cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $937.1 million and above-market rent intangible assets of $479.2 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries.
(g)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 89 self-storage properties, five hotels and two student housing properties.
(j)Percentage of portfolio is based on ABR, as of March 31, 2024. Includes tenants or guarantors with investment grade ratings (17.6%) and subsidiaries of non-guarantor parent companies with investment grade ratings (6.1%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – First Quarter 2024

Components of Net Asset Value
Dollars in thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Mar. 31, 2024
Net lease properties	$308,008
Self-storage and other operating properties (c)	20,297
Total normalized pro rata cash NOI (a) (b)	$328,305

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Mar. 31, 2024
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$231,262
Cash and cash equivalents	776,966
Las Vegas retail complex construction loan (e)	238,598
Other assets, net:
Investment in shares of Lineage (a cold storage REIT)	$404,921
Straight-line rent adjustments	324,344
Cash held at qualified intermediaries (f)	283,824
Deferred charges	75,372
Taxes receivable	70,598
Office lease right-of-use assets, net	53,893
Non-rent tenant and other receivables	53,576
Restricted cash, including escrow (excludes cash held at qualified intermediaries)	43,233
Securities and derivatives	18,751
Prepaid expenses	18,497
Deferred income taxes	18,171
Leasehold improvements, furniture and fixtures	13,446
Rent receivables (g)	2,962
Due from affiliates	1,225
Other	39,784
Total other assets, net	$1,422,597

Liabilities
Total pro rata debt outstanding (b) (h)	$8,011,532
Dividends payable	192,948
Deferred income taxes	158,820
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$174,994
Operating lease liabilities	137,621
Prepaid and deferred rents	117,567
Tenant security deposits	52,705
Accrued taxes payable	49,811
Other	43,134
Total accounts payable, accrued expenses and other liabilities	$575,832
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include five hotels and two student housing properties.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Comprised of proceeds from a disposition during the first quarter of 2024 that have been designated for future 1031 exchange transactions.
(g)Comprised of rent receivables that were substantially collected as of the date of this report.
(h)Excludes unamortized discount, net totaling $29.0 million and unamortized deferred financing costs totaling $20.1 million as of March 31, 2024.

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W. P. Carey Inc.
Financial Results
First Quarter 2024

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results – First Quarter 2024

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Revenues
Real Estate:
Lease revenues	$322,251	$336,757	$369,159	$369,124	$352,336
Income from finance leases and loans receivable	25,793	31,532	27,575	27,311	20,755
Operating property revenues	36,643	39,477	49,218	50,676	40,886
Other lease-related income	2,155	2,610	2,310	5,040	13,373
	386,842	410,376	448,262	452,151	427,350
Investment Management:
Asset management revenue (a)	1,893	1,348	194	303	339
Other advisory income and reimbursements (b)	1,063	713	97	124	101
	2,956	2,061	291	427	440
	389,798	412,437	448,553	452,578	427,790
Operating Expenses
Depreciation and amortization	118,768	129,484	144,771	143,548	156,409
General and administrative	27,868	21,579	23,355	24,912	26,549
Operating property expenses	17,950	20,403	26,570	26,919	21,249
Reimbursable tenant costs	12,973	18,942	20,498	20,523	21,976
Property expenses, excluding reimbursable tenant costs	12,173	13,287	13,021	5,371	12,772
Stock-based compensation expense	8,856	8,693	9,050	8,995	7,766
Merger and other expenses (c)	4,452	(641)	4,152	1,419	24
Impairment charges — real estate (d)	—	71,238	15,173	—	—
	203,040	282,985	256,590	231,687	246,745
Other Income and Expenses
Interest expense	(68,651)	(72,194)	(76,974)	(75,488)	(67,196)
Non-operating income (e)	15,505	7,445	4,862	4,509	4,626
Gain on sale of real estate, net (f)	15,445	134,026	2,401	1,808	177,749
Other gains and (losses) (g)	13,839	(45,777)	2,859	(1,366)	8,100
Earnings from equity method investments	4,864	5,006	4,978	4,355	5,236
	(18,998)	28,506	(61,874)	(66,182)	128,515
Income before income taxes	167,760	157,958	130,089	154,709	309,560
Provision for income taxes	(8,674)	(13,714)	(5,090)	(10,129)	(15,119)
Net Income	159,086	144,244	124,999	144,580	294,441
Net loss (income) attributable to noncontrolling interests	137	50	41	40	(61)
Net Income Attributable to W. P. Carey	$159,223	$144,294	$125,040	$144,620	$294,380

Basic Earnings Per Share	$0.72	$0.66	$0.58	$0.67	$1.39
Diluted Earnings Per Share	$0.72	$0.66	$0.58	$0.67	$1.39
Weighted-Average Shares Outstanding
Basic	220,031,597	219,277,446	215,097,114	215,075,114	211,951,930
Diluted	220,129,870	219,469,641	215,252,969	215,184,485	212,345,047

Dividends Declared Per Share	$0.865	$0.860	$1.071	$1.069	$1.067
________
(a)Amount for the three months ended March 31, 2024 is comprised of $1.8 million from NLOP and $0.1 million from CESH.
(b)Amount for the three months ended March 31, 2024 is comprised of (i) $1.0 million of administrative reimbursement for our management of NLOP and (ii) less than $0.1 million of reimbursable costs from CESH.
(c)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment. Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(d)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(e)Amount for the three months ended March 31, 2024 is comprised of interest income on deposits of $9.4 million, realized gains on foreign currency exchange derivatives of $3.1 million and a cash dividend of $3.0 million from our investment in shares of Lineage.
(f)Amounts for the three months ended December 31, 2023 and March 31, 2023 include gains on sale of real estate of $59.1 million and $176.2 million, respectively, recognized upon the reclassification of certain portfolios of properties to net investments in sales-type leases. All of these properties were sold in the first quarter of 2024.
(g)Amount for the three months ended March 31, 2024 is primarily comprised of a gain on the repayment of a loan receivable of $10.7 million, a release of a non-cash allowance for credit losses of $4.0 million and net losses on foreign currency exchange rate movements of $1.1 million.

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W. P. Carey Inc.
Financial Results – First Quarter 2024

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Net income attributable to W. P. Carey	$159,223	$144,294	$125,040	$144,620	$294,380
Adjustments:
Depreciation and amortization of real property	118,113	128,839	144,111	142,932	155,868
Gain on sale of real estate, net (a)	(15,445)	(134,026)	(2,401)	(1,808)	(177,749)
Impairment charges — real estate (b)	—	71,238	15,173	—	—
Proportionate share of adjustments to earnings from equity method investments (c)	2,949	2,942	2,950	2,883	2,606
Proportionate share of adjustments for noncontrolling interests (d)	(103)	(133)	34	(268)	(299)
Total adjustments	105,514	68,860	159,867	143,739	(19,574)
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	264,737	213,154	284,907	288,359	274,806
Adjustments:
Straight-line and other leasing and financing adjustments	(19,553)	(19,071)	(18,662)	(19,086)	(15,050)
Other (gains) and losses (f)	(13,839)	45,777	(2,859)	1,366	(8,100)
Stock-based compensation	8,856	8,693	9,050	8,995	7,766
Amortization of deferred financing costs	4,588	4,895	4,805	5,904	4,940
Merger and other expenses (g)	4,452	(641)	4,152	1,419	24
Above- and below-market rent intangible lease amortization, net	4,068	6,644	7,835	8,824	10,861
Tax (benefit) expense – deferred and other	(1,373)	2,507	(4,349)	(2,723)	4,366
Other amortization and non-cash items	579	152	584	527	472
Proportionate share of adjustments to earnings from equity method investments (c)	(519)	(663)	(691)	(255)	(926)
Proportionate share of adjustments for noncontrolling interests (d)	(104)	(97)	(380)	(24)	60
Total adjustments	(12,845)	48,196	(515)	4,947	4,413
AFFO Attributable to W. P. Carey (e)	$251,892	$261,350	$284,392	$293,306	$279,219

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$264,737	$213,154	$284,907	$288,359	$274,806
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.20	$0.97	$1.32	$1.34	$1.29
AFFO attributable to W. P. Carey (e)	$251,892	$261,350	$284,392	$293,306	$279,219
AFFO attributable to W. P. Carey per diluted share (e)	$1.14	$1.19	$1.32	$1.36	$1.31
Diluted weighted-average shares outstanding	220,129,870	219,469,641	215,252,969	215,184,485	212,345,047
________
(a)Amounts for the three months ended December 31, 2023 and March 31, 2023 include gains on sale of real estate of $59.1 million and $176.2 million, respectively, recognized upon the reclassification of certain portfolios of properties to net investments in sales-type leases. All of these properties were sold in the first quarter of 2024.
(b)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended March 31, 2024 is primarily comprised of a gain on the repayment of a loan receivable of $10.7 million, a release of a non-cash allowance for credit losses of $4.0 million and net losses on foreign currency exchange rate movements of $1.1 million.
(g)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment. Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.

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W. P. Carey Inc.
Financial Results – First Quarter 2024

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2024.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$3,199	$(221)	$(16,375)	(c)
Income from finance leases and loans receivable	—	—	456
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	2,407	—	—
Student housing revenues	—	—	—
Other lease-related income	—	—	—

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—

Operating Expenses
Depreciation and amortization	2,794	(103)	(120,902)	(d)
General and administrative	—	—	—
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	833	—	(30)
Student housing expenses	—	—	—
Reimbursable tenant costs	247	(37)	—
Property expenses, excluding reimbursable tenant costs	271	(39)	(445)	(e)
Stock-based compensation expense	—	—	(8,856)	(e)
Merger and other expenses	—	—	(4,452)	(f)

Other Income and Expenses
Interest expense	(393)	77	4,589	(g)
Non-operating income	25	—	—
Gain on sale of real estate, net	—	—	(15,445)
Other gains and (losses)	50	98	(13,987)	(h)
Earnings from equity method investments:
Income related to joint ventures	(1,090)	—	41	(i)

Provision for income taxes	(53)	(4)	(1,295)	(j)
Net loss attributable to noncontrolling interests	—	(129)	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $4.0 million and the elimination of non-cash amounts related to straight-line rent and other of $20.4 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment.
(g)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(h)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized gains (losses) on foreign currency exchange rate movements, gains (losses) on marketable securities, non-cash allowance for credit losses on loans receivable and finance leases, and other items.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

Investing for the Long Run® | 7

W. P. Carey Inc.
Financial Results – First Quarter 2024

Capital Expenditures
In thousands. For the three months ended March 31, 2024.

Turnover Costs (a)
Tenant improvements	$674
Leasing costs	1,842
Total Tenant Improvements and Leasing Costs	2,516
Property improvements	823
Total Turnover Costs	$3,339

Maintenance Capital Expenditures
Net-lease properties	$6,978
Operating properties	698
Total Maintenance Capital Expenditures	$7,676
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2024

Investing for the Long Run® | 9

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2024

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	March 31, 2024	December 31, 2023
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,260,873	$12,095,458
Land, buildings and improvements — operating properties	1,256,171	1,256,249
Net investments in finance leases and loans receivable	660,585	1,514,923
In-place lease intangible assets and other	2,278,593	2,308,853
Above-market rent intangible assets	693,294	706,773
Investments in real estate	17,149,516	17,882,256
Accumulated depreciation and amortization (a)	(3,067,292)	(3,005,479)
Assets held for sale, net	—	37,122
Net investments in real estate	14,082,224	14,913,899
Equity method investments	355,668	354,261
Cash and cash equivalents	776,966	633,860
Other assets, net	1,422,597	1,096,474
Goodwill	974,052	978,289
Total assets	$17,611,507	$17,976,783

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,969,622	$6,035,686
Unsecured term loans, net	1,107,164	1,125,564
Unsecured revolving credit facility	291,621	403,785
Non-recourse mortgages, net	504,808	579,147
Debt, net	7,873,215	8,144,182
Accounts payable, accrued expenses and other liabilities	575,832	615,750
Below-market rent and other intangible liabilities, net	131,517	136,872
Deferred income taxes	158,820	180,650
Dividends payable	192,948	192,332
Total liabilities	8,932,332	9,269,786

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 218,823,907 and 218,671,874 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,772,948	11,784,461
Distributions in excess of accumulated earnings	(2,926,085)	(2,891,424)
Deferred compensation obligation	78,491	62,046
Accumulated other comprehensive loss	(252,516)	(254,867)
Total stockholders' equity	8,673,057	8,700,435
Noncontrolling interests	6,118	6,562
Total equity	8,679,175	8,706,997
Total liabilities and equity	$17,611,507	$17,976,783
________
(a)Includes $1.7 billion and $1.6 billion of accumulated depreciation on buildings and improvements as of March 31, 2024 and December 31, 2023, respectively, and $1.4 billion of accumulated amortization on lease intangibles as of both March 31, 2024 and December 31, 2023.

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2024

Capitalization
In thousands, except share and per share amounts. As of March 31, 2024.

Description	Shares	Share Price	Market Value
Equity
Common equity	218,823,907	$56.44	$12,350,421
Preferred equity			—
Total Equity Market Capitalization			12,350,421

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			597,402
Unsecured term loans (due February 14, 2028)			573,797
Unsecured term loans (due April 24, 2026)			540,550
Unsecured revolving credit facility (due February 14, 2029)			291,621
Senior unsecured notes:
Due April 1, 2024 (USD) (b)			500,000
Due July 19, 2024 (EUR)			540,550
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			540,550
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			540,550
Due April 15, 2028 (EUR)			540,550
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			162,165
Due June 1, 2030 (EUR)			567,577
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due September 28, 2032 (EUR)			216,220
Due April 1, 2033 (USD)			425,000
Total Pro Rata Debt			8,011,532

Total Capitalization			$20,361,953
________
(a)Excludes unamortized discount, net totaling $29.0 million and unamortized deferred financing costs totaling $20.1 million as of March 31, 2024.
(b)In April 2024, we repaid our $500 million of 4.6% senior notes due 2024 at maturity.

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2024

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2024.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$350,518	4.7%	$64,971	3.1%	$45,377	4.2%	$460,866	5.8%	4.4%	1.4
Floating	—	—%	136,536	4.0%	—	—%	136,536	1.7%	4.0%	1.2
Total Pro Rata Non-Recourse Debt	350,518	4.7%	201,507	3.7%	45,377	4.2%	597,402	7.5%	4.3%	1.4

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 1, 2024 (e)	500,000	4.6%	—	—%	—	—%	500,000	6.2%	4.6%	—
Due July 19, 2024	—	—%	540,550	2.3%	—	—%	540,550	6.8%	2.3%	0.3
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	5.6%	4.0%	0.8
Due April 9, 2026	—	—%	540,550	2.3%	—	—%	540,550	6.8%	2.3%	2.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	4.4%	4.3%	2.5
Due April 15, 2027	—	—%	540,550	2.1%	—	—%	540,550	6.7%	2.1%	3.0
Due April 15, 2028	—	—%	540,550	1.4%	—	—%	540,550	6.7%	1.4%	4.0
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	4.1%	3.9%	5.3
Due September 28, 2029	—	—%	162,165	3.4%	—	—%	162,165	2.0%	3.4%	5.5
Due June 1, 2030	—	—%	567,577	1.0%	—	—%	567,577	7.1%	1.0%	6.2
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	6.2%	2.4%	6.8
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	4.4%	2.5%	7.8
Due September 28, 2032	—	—%	216,220	3.7%	—	—%	216,220	2.7%	3.7%	8.5
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	5.3%	2.3%	9.0
Total Senior Unsecured Notes	2,900,000	3.4%	3,108,162	2.0%	—	—%	6,008,162	75.0%	2.7%	4.0
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (f)	—	—%	540,550	4.3%	—	—%	540,550	6.7%	4.3%	2.1
Floating:
Unsecured term loans (due February 14, 2028) (g)	—	—%	232,437	4.8%	341,360	6.0%	573,797	7.2%	5.5%	3.9
Unsecured revolving credit facility (due February 14, 2029) (h)	—	—%	275,681	4.6%	15,940	0.9%	291,621	3.6%	4.4%	4.9
Total Recourse Debt	2,900,000	3.4%	4,156,830	2.6%	357,300	5.8%	7,414,130	92.5%	3.1%	3.9

Total Pro Rata Debt Outstanding	$3,250,518	3.5%	$4,358,337	2.7%	$402,677	5.6%	$8,011,532	100.0%	3.2%	3.7
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $29.0 million and unamortized deferred financing costs totaling $20.1 million as of March 31, 2024.
(d)Includes $44.8 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)In April 2024, we repaid our $500 million of 4.6% senior notes due 2024 at maturity.
(f)Interest rate swap expiration date is December 31, 2024.
(g)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans.
(h)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.7 billion as of March 31, 2024.

Investing for the Long Run® | 12

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2024

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2024.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2024	45	$31,632	3.4%	$185,090	$186,616	2.3%
2025	38	20,816	4.3%	236,499	246,058	3.1%
2026	18	16,434	5.0%	90,302	102,237	1.3%
2027	1	—	4.3%	21,450	21,450	0.3%
2028	1	6,576	6.5%	28,185	34,500	0.4%
2031	1	1,096	6.0%	—	2,591	—%
2033	1	1,424	5.6%	1,671	3,650	0.1%
2034	2	843	5.0%	300	300	—%
Total Pro Rata Non-Recourse Debt	107	$78,821	4.3%	$563,497	597,402	7.5%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 1, 2024 (USD) (d)			4.6%		500,000	6.2%
Due July 19, 2024 (EUR)			2.3%		540,550	6.8%
Due February 1, 2025 (USD)			4.0%		450,000	5.6%
Due April 9, 2026 (EUR)			2.3%		540,550	6.8%
Due October 1, 2026 (USD)			4.3%		350,000	4.4%
Due April 15, 2027 (EUR)			2.1%		540,550	6.7%
Due April 15, 2028 (EUR)			1.4%		540,550	6.7%
Due July 15, 2029 (USD)			3.9%		325,000	4.1%
Due September 28, 2029 (EUR)			3.4%		162,165	2.0%
Due June 1, 2030 (EUR)			1.0%		567,577	7.1%
Due February 1, 2031 (USD)			2.4%		500,000	6.2%
Due February 1, 2032 (USD)			2.5%		350,000	4.4%
Due September 28, 2032 (EUR)			3.7%		216,220	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	5.3%
Total Senior Unsecured Notes			2.7%		6,008,162	75.0%
Swapped to Fixed:
Unsecured term loans (due April 24, 2026) (e)			4.3%		540,550	6.7%
Floating:
Unsecured term loans (due February 14, 2028) (f)			5.5%		573,797	7.2%
Unsecured revolving credit facility (due February 14, 2029) (g)			4.4%		291,621	3.6%
Total Recourse Debt			3.1%		7,414,130	92.5%

Total Pro Rata Debt Outstanding			3.2%		$8,011,532	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $29.0 million and unamortized deferred financing costs totaling $20.1 million as of March 31, 2024.
(d)In April 2024, we repaid our $500 million of 4.6% senior notes due 2024 at maturity.
(e)Interest rate swap expiration date is December 31, 2024.
(f)We incurred interest at SONIA or EURIBOR, plus 0.85% for both base rates, on our Unsecured term loans.
(g)Depending on the currency, we incurred interest on our Unsecured revolving credit facility at EURIBOR or TIBOR, plus 0.775% for all base rates. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.7 billion as of March 31, 2024.

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W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2024

Senior Unsecured Notes
As of March 31, 2024.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2024
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.5%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	2.6%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.7x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	235.3%

Investing for the Long Run® | 14

W. P. Carey Inc.
Real Estate
First Quarter 2024

Investing for the Long Run® | 15

W. P. Carey Inc.
Real Estate – First Quarter 2024

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the three months ended March 31, 2024.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
1Q24
WM Morrison Supermarkets PLC (2 properties) (b)	Doncaster, United Kingdom	Retail	Jan-24	$30,055	Acquisition	14	93,007
Fedrigoni S.p.A (5 properties) (b)	Various, Italy	Industrial, Warehouse	Jan-24	148,131	Sale-leaseback	20	1,739,312
Hexagon Composites ASA	Salisbury, NC	Industrial	Mar-24	13,800	Expansion	15	125,549
Metra S.p.A (5 properties) (b) (c)	Various, Italy (4 properties) and Laval, Canada (1 property)	Industrial, Warehouse	Mar-24	86,494	Sale-leaseback	25	1,081,900
Year-to-Date Total				278,480		21	3,039,768

		Property Type(s)	Funded During Current Quarter	Funded Year to Date	Expected Funding Completion Date	Total Funded	Maximum Commitment
Description	Property Location(s)
Construction Loan
Southwest Corner of Las Vegas Boulevard & Harmon Avenue Retail Complex (d)	Las Vegas, NV	Retail	$1,835	$1,835	2025	$233,222	$261,887
Total				1,835

Year-to-Date Total Investment Volume				$280,315
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)This acquisition is comprised of (i) four properties located in Italy with a gross investment amount of $83.9 million and 1,061,900 square feet and (ii) one property located in Laval, Canada, with a gross investment amount of $2.6 million and 20,000 square feet. The properties located in Italy are accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(d)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. The interest rate is 6.0% and interest income is recognized within Earnings from equity method investments on our consolidated statements of income.

Investing for the Long Run® | 16

W. P. Carey Inc.
Real Estate – First Quarter 2024

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Mar. 31, 2024 (c)	Total Funded Through Mar. 31, 2024	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
TWAS Holdings, LLC (4 properties) (d)	Various, US	Purchase Commitment	Retail (Car Wash)	Q2 2024	14,420	20	$—	$—	$20,317	$20,317
Terran Orbital Corporation	Irvine, CA	Redevelopment	Industrial	Q2 2024	94,195	10	2,412	10,386	4,714	15,100
Storage Space	Little Rock, AR	Expansion	Self-Storage (Operating)	Q2 2024	59,850	N/A	1,082	2,468	1,102	3,570
Danske Fragtmaend Ejendomme A/S (e)	Fredericia, Denmark	Renovation	Warehouse	Q2 2024	N/A	17	—	—	2,029	2,029
Unidentified	Atlanta, GA	Redevelopment	Warehouse	Q4 2024	213,834	N/A	444	1,074	16,578	17,652
Outfront Media, LLC (6 properties)	Various, NJ	Build-to-Suit	Specialty	Various	N/A	30	—	7,272	474	7,746
Expected Completion Date 2024 Total					382,299	16	3,938	21,200	45,214	66,414

ZF Friedrichshafen AG (f)	Washington, MI	Redevelopment	Research and Development	Q1 2025	81,200	20	1,680	5,724	41,732	47,823
Sumitomo Heavy Industries, LTD.	Bedford, MA	Redevelopment	Research and Development	Q3 2025	N/A	15	—	—	44,140	44,140
Fraikin SAS (e)	Various, France	Renovation	Industrial	Q4 2025	N/A	18	920	2,075	5,385	7,460
Expected Completion Date 2025 Total					81,200	18	2,600	7,799	91,257	99,423

Capital Investments and Commitments Total					463,499	17	$6,538	$28,999	$136,471	$165,837
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended March 31, 2024 excludes $0.3 million spent on pre-development work for potential projects in various phases.
(d)Projects will be funded upon completion and are contingent on buildings being constructed according to our standards.
(e)Commitment amounts are based on the applicable exchange rate at period end.
(f)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the Long Run® | 17

W. P. Carey Inc.
Real Estate – First Quarter 2024

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2024.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q24
State of Andalusia (70 properties) (a)	Various, Spain	$359,340	Jan-24	Office	2,788,704
Cargotec Corporation (a)	Tampere, Finland	28,444	Jan-24	Office	183,568
Vacant	Fairfax, VA	8,198	Jan-24	Retail	103,277
Vacant (formerly Pendragon PLC) (a)	Aylesbury, United Kingdom	5,258	Feb-24	Retail	27,355
Vacant (formerly Pendragon PLC) (a)	Peterlee, United Kingdom	1,085	Feb-24	Retail	13,719
U-Haul Moving Partners Inc. and Mercury Partners, LP (78 properties)	Various, United States	464,104	Feb-24	Self-Storage (Net Lease)	3,996,703
Sec of State Communities and Local Gov (a)	Salford, United Kingdom	22,750	Feb-24	Office	211,367
Year-to-Date Total Dispositions		$889,179			7,324,693
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate – First Quarter 2024

Joint Ventures
Dollars in thousands. As of March 31, 2024.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Harmon Retail Corner	Common equity interest	15.00%	$143,000	$—	$21,450	$—
Kesko Senukai (e)	Net lease	70.00%	104,854	16,209	73,398	11,347
Johnson Self Storage	Self-storage operating	90.00%	—	N/A	—	N/A
Total Unconsolidated Joint Ventures			247,854	16,209	94,848	11,347

Consolidated Joint Ventures
COOP Ost SA (e)	Net lease	90.10%	50,363	6,928	45,377	6,242
State of Iowa Board of Regents	Net lease	90.00%	6,205	643	5,585	579
Fentonir Trading & Investments Limited (e)	Net lease	94.90%	—	8,547	—	8,111
McCoy-Rockford, Inc.	Net lease	90.00%	—	948	—	853
Total Consolidated Joint Ventures			56,568	17,066	50,962	15,785
Total Unconsolidated and Consolidated Joint Ventures			$304,422	$33,275	$145,810	$27,132
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling $0.5 million and unamortized deferred financing costs totaling $0.4 million as of March 31, 2024.
(c)Excludes unamortized discount, net totaling $0.5 million and unamortized deferred financing costs totaling less than $0.1 million as of March 31, 2024.
(d)Excludes a construction loan for a retail complex in Las Vegas, Nevada, accounted for as an equity method investment in real estate, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – First Quarter 2024

Top 25 Tenants
Dollars in thousands. Pro rata. As of March 31, 2024.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Apotex Pharmaceutical Holdings Inc. (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	$31,528	2.5%	19.0
Metro Cash & Carry Italia S.p.A. (b)	Business-to-business retail stores in Italy and Germany leased to cash and carry wholesaler	20	29,867	2.3%	4.3
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	27	25,808	2.0%	20.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (c)	Retail properties in Germany leased to German DIY retailer	35	25,205	2.0%	19.9
OBI Group (b)	Retail properties in Poland leased to German DIY retailer	26	24,926	2.0%	7.2
Fortenova Grupa d.d. (b)	Grocery stores and warehouses in Croatia leased to European food retailer	19	24,831	1.9%	10.1
ABC Technologies Holdings Inc. (a) (d)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	23	24,251	1.9%	19.1
Fedrigoni S.p.A (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	22,919	1.8%	19.7
Nord Anglia Education Inc.	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	22,245	1.7%	19.5
Eroski Sociedad Cooperative (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	21,349	1.7%	12.0
Top 10 Total		243	252,929	19.8%	14.9
Quikrete Holdings, Inc. (a)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	19,867	1.6%	19.2
Advance Auto Parts, Inc.	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	29	19,851	1.5%	8.8
Berry Global Inc.	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	19,382	1.5%	14.5
Pendragon PLC (b)	Dealerships in the United Kingdom leased to automotive retailer	56	19,318	1.5%	12.9
True Value Company, LLC	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	9	18,389	1.4%	14.3
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	17,923	1.4%	7.9
Hearthside Food Solutions LLC	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	16,786	1.3%	18.3
Koninklijke Jumbo Food Groep B.V (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	15,004	1.2%	4.9
Danske Fragtmaend Ejendomme A/S (b)	Distribution facilities in Denmark leased to Danish freight company	15	13,491	1.1%	12.8
Intergamma Bouwmarkten B.V. (b)	Retail properties in the Netherlands leased to European DIY retailer	36	12,896	1.0%	9.3
Top 20 Total		466	425,836	33.3%	14.0
Dick’s Sporting Goods, Inc.	Retail properties and single distribution facility in the U.S. leased to sporting goods retailer	9	12,846	1.0%	4.5
Lineage	Cold storage warehouse facilities in the Los Angeles and San Francisco areas leased to cold storage REIT	4	11,573	0.9%	6.7
Henkel AG & Co. KGaA	Distribution facility in Kentucky leased to global provider of consumer products and adhesives	1	11,374	0.9%	18.1
FM Logistics Corporate SAS (b)	Logistics facilities in the Czech Republic, Poland and Slovakia leased to French third-party logistics provider	4	11,108	0.9%	1.5
Harbor Freight Tools USA, Inc.	Distribution facilities in South Carolina leased to U.S. tool and equipment retailer	3	10,761	0.8%	15.0
Top 25 Total (e)		487	$483,498	37.8%	13.4
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)During the first quarter of 2024, we entered into a lease restructuring with Hellweg, which included (i) abated rent from January 1, 2024 to March 31, 2024, (ii) a €4.0 million reduction in annual base rent and (iii) a seven-year lease extension, with a new lease maturity of February 2044.
(d)Of the 23 properties leased to ABC Technologies Holdings Inc., nine are located in Canada, eight are located in the United States, and six are located in Mexico.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – First Quarter 2024

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2024.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$309,447	24.2%	52,047	30.9%
Warehouse	214,106	16.8%	43,384	25.8%
Retail (b)	75,701	5.9%	3,561	2.1%
Other (c)	141,051	11.0%	8,086	4.8%
U.S. Total	740,305	57.9%	107,078	63.6%

International
Industrial	138,383	10.8%	19,089	11.3%
Warehouse	143,829	11.2%	21,916	13.0%
Retail (b)	201,452	15.8%	17,504	10.4%
Other (c)	55,422	4.3%	2,814	1.7%
International Total	539,086	42.1%	61,323	36.4%

Total
Industrial	447,830	35.0%	71,136	42.2%
Warehouse	357,935	28.0%	65,300	38.8%
Retail (b)	277,153	21.7%	21,065	12.5%
Other (c)	196,473	15.3%	10,900	6.5%
Total (d)	$1,279,391	100.0%	168,401	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, office, specialty, self storage (net lease), laboratory, hotel (net lease), research and development, and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – First Quarter 2024

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2024.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$303,253	23.7%	37,237	22.1%
Beverage and Food	113,101	8.8%	16,129	9.6%
Consumer Services	102,938	8.0%	5,690	3.4%
Automotive	95,608	7.5%	14,502	8.6%
Grocery	84,927	6.6%	7,406	4.4%
Healthcare and Pharmaceuticals	71,313	5.6%	6,594	3.9%
Containers, Packaging, and Glass	60,247	4.7%	10,319	6.1%
Capital Equipment	49,442	3.9%	8,805	5.2%
Cargo Transportation	47,479	3.7%	7,723	4.6%
Construction and Building	47,461	3.7%	9,035	5.4%
Durable Consumer Goods	46,001	3.6%	9,870	5.9%
Hotel and Leisure	41,486	3.2%	2,053	1.2%
Chemicals, Plastics, and Rubber	33,003	2.6%	5,929	3.5%
Non-Durable Consumer Goods	32,675	2.6%	6,805	4.0%
Business Services	28,195	2.2%	2,983	1.8%
Metals	28,158	2.2%	4,895	2.9%
High Tech Industries	23,617	1.9%	4,177	2.5%
Telecommunications	13,906	1.1%	1,500	0.9%
Other (b)	56,581	4.4%	6,749	4.0%
Total (c)	$1,279,391	100.0%	168,401	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: aerospace and defense, wholesale, insurance, sovereign and public finance, banking, environmental industries, media: advertising, printing, and publishing, oil and gas, consumer transportation, forest products and paper, and electricity. Also includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – First Quarter 2024

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2024.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$54,838	4.3%	9,888	5.9%
Ohio	33,740	2.6%	6,905	4.1%
Indiana	29,587	2.3%	5,079	3.0%
Michigan	24,254	1.9%	4,242	2.5%
Wisconsin	16,780	1.3%	3,074	1.8%
Other (b)	50,592	4.0%	7,490	4.5%
Total Midwest	209,791	16.4%	36,678	21.8%
South
Texas	79,309	6.2%	10,426	6.2%
Florida	35,905	2.8%	3,134	1.9%
Georgia	25,299	2.0%	4,067	2.4%
Tennessee	23,596	1.8%	3,868	2.3%
Alabama	21,917	1.7%	3,282	1.9%
Other (b)	15,783	1.2%	2,300	1.4%
Total South	201,809	15.7%	27,077	16.1%
East
North Carolina	36,377	2.8%	8,226	4.9%
Pennsylvania	30,763	2.4%	3,375	2.0%
New York	20,468	1.6%	2,220	1.3%
South Carolina	19,219	1.5%	4,952	2.9%
Kentucky	18,130	1.4%	2,983	1.8%
Massachusetts	16,189	1.3%	1,188	0.7%
New Jersey	13,578	1.1%	773	0.5%
Other (b)	33,167	2.6%	5,184	3.1%
Total East	187,891	14.7%	28,901	17.2%
West
California	60,795	4.8%	5,889	3.5%
Arizona	16,192	1.3%	2,238	1.3%
Utah	14,731	1.2%	2,021	1.2%
Other (b)	49,096	3.8%	4,274	2.5%
Total West	140,814	11.1%	14,422	8.5%
U.S. Total	740,305	57.9%	107,078	63.6%
International
Germany	67,326	5.3%	6,535	3.9%
The Netherlands	61,438	4.8%	7,054	4.2%
Poland	60,048	4.7%	8,158	4.8%
Italy	59,296	4.6%	8,213	4.9%
Canada (c)	50,987	4.0%	5,107	3.0%
United Kingdom	47,416	3.7%	4,272	2.5%
Spain	35,427	2.8%	3,073	1.8%
Croatia	25,663	2.0%	2,063	1.2%
Denmark	24,794	1.9%	3,002	1.8%
France	21,759	1.7%	1,679	1.0%
Lithuania	13,470	1.1%	1,640	1.0%
Mexico	13,296	1.0%	2,489	1.5%
Other (d)	58,166	4.5%	8,038	4.8%
International Total	539,086	42.1%	61,323	36.4%
Total (e)	$1,279,391	100.0%	168,401	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Minnesota, Iowa, Kansas, Missouri, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Virginia, Connecticut, Maryland, West Virginia, New Hampshire and Maine. Other properties within West include assets in Oregon, Colorado, Hawaii, Washington, Idaho, Montana, Nevada, Wyoming and New Mexico.
(c)$46.8 million (92%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)Includes assets in Belgium, Hungary, Norway, Mauritius, Slovakia, Portugal, the Czech Republic, Austria, Finland, Sweden, Latvia, Japan and Estonia.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – First Quarter 2024

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2024.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$430,643	33.7%	44,721	26.6%
Capped CPI	261,670	20.5%	38,235	22.7%
CPI-linked	692,313	54.2%	82,956	49.3%
Fixed	549,047	42.8%	81,472	48.4%
Other (a)	33,353	2.6%	2,236	1.3%
None	4,678	0.4%	222	0.1%
Vacant	—	—%	1,515	0.9%
Total (b)	$1,279,391	100.0%	168,401	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – First Quarter 2024

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases that were continuously in place during the period from March 31, 2023 to March 31, 2024. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2024.

	ABR
	As of
	Mar. 31, 2024	Mar. 31, 2023	Increase	% Increase
Property Type
Industrial	$373,298	$362,386	$10,912	3.0%
Warehouse	333,001	325,252	7,749	2.4%
Retail (a)	249,697	240,474	9,223	3.8%
Other (b)	178,853	172,837	6,016	3.5%
Total	$1,134,849	$1,100,949	$33,900	3.1%

Rent Adjustment Measure
Uncapped CPI	$412,634	$393,879	$18,755	4.8%
Capped CPI	227,765	222,422	5,343	2.4%
CPI-linked	640,399	616,301	24,098	3.9%
Fixed	458,280	449,250	9,030	2.0%
Other (c)	32,278	31,506	772	2.5%
None	3,892	3,892	—	—%
Total	$1,134,849	$1,100,949	$33,900	3.1%

Geography
U.S.	$682,777	$665,520	$17,257	2.6%
Europe	417,964	402,020	15,944	4.0%
Other International (d)	34,108	33,409	699	2.1%
Total	$1,134,849	$1,100,949	$33,900	3.1%

Same-Store Portfolio Summary
Number of properties	1,137
Square footage (in thousands)	148,638

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – First Quarter 2024

Comprehensive Same-Store Growth

Same-store portfolio includes leased properties that were continuously owned and in place during the quarter ended March 31, 2023 through March 31, 2024 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended March 31, 2024. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023	Increase	% Increase
Property Type
Industrial	$89,976	$88,762	$1,214	1.4%
Warehouse	84,191	83,701	490	0.6%
Retail (a)	62,022	64,911	(2,889)	(4.5)%
Other (b)	42,094	41,849	245	0.6%
Total	$278,283	$279,223	$(940)	(0.3)%

Rent Adjustment Measure
Uncapped CPI	$99,463	$100,678	$(1,215)	(1.2)%
Capped CPI	55,456	54,121	1,335	2.5%
CPI-linked	154,919	154,799	120	0.1%
Fixed	114,491	115,306	(815)	(0.7)%
Other (c)	7,766	7,820	(54)	(0.7)%
None	1,107	1,298	(191)	(14.7)%
Total	$278,283	$279,223	$(940)	(0.3)%

Geography
U.S.	$170,747	$168,875	$1,872	1.1%
Europe	98,993	101,974	(2,981)	(2.9)%
Other International (d)	8,543	8,374	169	2.0%
Total	$278,283	$279,223	$(940)	(0.3)%

Same-Store Portfolio Summary
Number of properties	1,166
Square footage (in thousands)	151,346

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – First Quarter 2024

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Mar. 31, 2024	Mar. 31, 2023
Consolidated Lease Revenues
Total lease revenues – as reported	$322,251	$352,336
Income from finance leases and loans receivable	25,793	20,755
Less: Reimbursable tenant costs – as reported	(12,973)	(21,976)
Less: Income from secured loans receivable	(1,965)	(1,169)
	333,106	349,946

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	2,952	5,446
Less: Pro rata share of adjustments for noncontrolling interests	(184)	(338)
	2,768	5,108

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,553)	(15,050)
Add: Above- and below-market rent intangible lease amortization	4,068	10,861
Less: Adjustments for pro rata ownership	(434)	(2,890)
	(15,919)	(7,079)

Adjustment to normalize for (i) properties not continuously owned since January 1, 2023 and (ii) constant currency presentation for prior year quarter (e)	(41,672)	(68,752)

Same-Store Pro Rata Rental Income	$278,283	$279,223
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, office, specialty, self storage (net lease), laboratory, hotel (net lease), research and development, and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended March 31, 2023 through March 31, 2024. In addition, for the three months ended March 31, 2023, an adjustment is made to reflect average exchange rates for the three months ended March 31, 2024 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – First Quarter 2024

Leasing Activity
Dollars in thousands. For the three months ended March 31, 2024, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type / Tenant	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	366,742	2	$2,346	$2,346	100.0%	$—	$—	1.6 years
Warehouse	363,176	2	2,150	2,494	116.0%	950	404	6.0 years
Retail	25,370	4	344	344	100.0%	—	—	4.8 years
Other	—	—	—	—	—%	—	—	N/A
Subtotal (without Hellweg)	755,288	8	4,840	5,184	107.1%	950	404	3.4 years
Hellweg (d)	2,943,093	2	29,529	25,205	85.4%	—	—	7.0 years
Total / Weighted Average (e)	3,698,381	10	$34,369	$30,389	88.4%	$950	$404	6.3 years

Q1 Summary
Prior Lease ABR, without Hellweg (% of Total Portfolio)			0.4%
Prior Lease ABR (% of Total Portfolio)			2.7%

New Leases				Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	201,500	1	$373	$—	$—	10.0 years
Warehouse	1,552,475	1	6,365	11,616	5,227	10.5 years
Retail	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (f)	1,753,975	2	$6,738	$11,616	$5,227	10.5 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)During the first quarter of 2024, we entered into a lease restructuring with Hellweg, which included (i) abated rent from January 1, 2024 to March 31, 2024, (ii) a €4.0 million reduction in annual base rent and (iii) a seven-year lease extension, with a new lease maturity of February 2044.
(e)Weighted average refers to the incremental lease term.
(f)Weighted average refers to the new lease term.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – First Quarter 2024

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of March 31, 2024.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2024	19	18	$17,380	1.4%	3,373	2.0%
2025	36	17	44,707	3.5%	5,767	3.4%
2026	37	28	59,497	4.6%	8,501	5.1%
2027	43	26	62,370	4.9%	7,148	4.2%
2028	41	25	54,473	4.2%	4,465	2.7%
2029	57	30	77,078	6.0%	9,478	5.6%
2030	32	28	36,665	2.9%	3,959	2.4%
2031	36	20	67,983	5.3%	8,448	5.0%
2032	38	19	41,704	3.2%	5,799	3.4%
2033	28	21	71,616	5.6%	10,596	6.3%
2034	51	20	65,492	5.1%	7,970	4.7%
2035	19	16	35,364	2.8%	5,885	3.5%
2036	45	19	71,358	5.6%	10,958	6.5%
2037	24	12	30,482	2.4%	3,298	2.0%
Thereafter (>2037)	266	112	543,222	42.5%	71,241	42.3%
Vacant	—	—	—	—%	1,515	0.9%
Total (b)	772		$1,279,391	100.0%	168,401	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – First Quarter 2024

Self Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of March 31, 2024.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Florida	22	15,793	1,844	28.4%	90.5%
Texas	14	8,128	995	15.3%	86.3%
California	10	6,585	860	13.2%	94.8%
Illinois	10	4,826	665	10.3%	87.5%
South Carolina	6	3,710	377	5.8%	95.4%
Georgia	5	2,057	250	3.9%	88.2%
North Carolina	4	2,827	301	4.6%	94.9%
Nevada	3	2,420	243	3.7%	90.5%
Delaware	3	1,678	241	3.7%	94.0%
Hawaii	2	953	95	1.5%	94.1%
Tennessee	2	888	122	1.9%	84.3%
Washington, DC	1	880	67	1.0%	90.2%
New York	1	792	61	0.9%	71.2%
Kentucky	1	764	121	1.9%	94.6%
Arkansas	1	587	56	0.9%	90.5%
Louisiana	1	541	59	0.9%	84.7%
Massachusetts	1	482	58	0.9%	89.4%
Oregon	1	442	40	0.6%	96.8%
Missouri	1	328	41	0.6%	83.9%
Total (a)	89	54,681	6,496	100.0%	90.4%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 30

W. P. Carey Inc.
Appendix
First Quarter 2024

Investing for the Long Run® | 31

W. P. Carey Inc.
Appendix – First Quarter 2024

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Mar. 31, 2024
Consolidated Lease Revenues
Total lease revenues – as reported	$322,251
Income from finance leases and loans receivable – as reported	25,793
Less: Income from secured loans receivable	(1,965)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	12,973
Non-reimbursable property expenses – as reported	12,173
320,933

Plus: NOI from Operating Properties
Self-storage revenues	23,203
Self-storage expenses	(8,379)
14,824

Hotel revenues	10,153
Hotel expenses	(8,251)
1,902

Student housing and other revenues	3,287
Student housing and other expenses	(1,320)
1,967

339,626

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments (a)	3,837
Less: Pro rata share of NOI attributable to noncontrolling interests	(161)
3,676

343,302

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(19,553)
Add: Above- and below-market rent intangible lease amortization	4,068
Add: Other non-cash items	483
(15,002)

Pro Rata Cash NOI (b)	328,300

Adjustment to normalize for investments and dispositions (c)	(6,134)
Adjustment to normalize for Hellweg lease restructuring (d)	6,139

Normalized Pro Rata Cash NOI (b)	$328,305

Investing for the Long Run® | 32

W. P. Carey Inc.
Appendix – First Quarter 2024

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2024
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$159,223
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	203,040
Less: Operating property expenses – as reported	(17,950)
Less: Property expenses, excluding reimbursable tenant costs – as reported	(12,173)
172,917

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses) – as reported	18,998
Less: Reimbursable property expenses – as reported	(12,973)
Add: Provision for income taxes – as reported	8,674
Less: Other lease-related income – as reported	(2,155)
Less: Asset management fees revenue – as reported	(1,893)
Less: Other advisory income and reimbursements – as reported	(1,063)
9,588

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(19,553)
Adjustment to normalize for investments and dispositions (c)	(6,134)
Adjustment to normalize for Hellweg lease restructuring (d)	6,139
Add: Above- and below-market rent intangible lease amortization	4,068
Add: Adjustments for pro rata ownership	3,565
Less: Income from secured loans receivable	(1,965)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	457
(13,423)

Normalized Pro Rata Cash NOI (b)	$328,305
________
(a)Includes $1.6 million from equity method investments in self-storage operating properties.
(b)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(c)For properties acquired and capital investments and commitments completed during the three months ended March 31, 2024, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2024, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.
(d)Represents rent abated during the first quarter of 2024 as a result of a lease restructuring with Hellweg, based on the revised rent which commenced on April 1, 2024.

Investing for the Long Run® | 33

W. P. Carey Inc.
Appendix – First Quarter 2024

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023
Net income	$159,086	$144,244	$124,999	$144,580	$294,441

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	118,768	129,484	144,771	143,548	156,409
Interest expense	68,651	72,194	76,974	75,488	67,196
Straight-line and other leasing and financing adjustments (b)	(19,553)	(19,071)	(18,662)	(19,086)	(15,050)
Gain on sale of real estate, net (c)	(15,445)	(134,026)	(2,401)	(1,808)	(177,749)
Other (gains) and losses (d)	(13,839)	45,777	(2,859)	1,366	(8,100)
Stock-based compensation expense	8,856	8,693	9,050	8,995	7,766
Provision for income taxes	8,674	13,714	5,090	10,129	15,119
Merger and other expenses (e)	4,452	(641)	4,152	1,419	24
Above- and below-market rent intangible lease amortization	4,068	6,644	7,835	8,824	10,861
Other amortization and non-cash charges	448	21	457	411	404
Impairment charges — real estate (f)	—	71,238	15,173	—	—
	165,080	194,027	239,580	229,286	56,880

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,814	2,664	2,656	3,013	2,050
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(154)	(267)	(400)	(347)	(443)
	2,660	2,397	2,256	2,666	1,607

Adjusted EBITDA (g)	$326,826	$340,668	$366,835	$376,532	$352,928
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Amounts for the three months ended December 31, 2023 and March 31, 2023 include gains on sale of real estate of $59.1 million and $176.2 million, respectively, recognized upon the reclassification of certain portfolios of properties to net investments in sales-type leases. All of these properties were sold in the first quarter of 2024.
(d)Primarily comprised of gains and losses on extinguishment of debt, the mark-to-market fair value of equity securities, and foreign currency exchange rate movements, as well as non-cash allowance for credit losses on loans receivable and finance leases. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(e)Amount for the three months ended March 31, 2024 is primarily comprised of the write-off of a value added tax receivable that was previously recorded in connection with an international investment. Amount for the three months ended September 30, 2023 is primarily comprised of costs incurred in connection with the Spin-Off.
(f)Amount for the three months ended December 31, 2023 includes an impairment charge of $47.3 million recognized on the 59 properties contributed to NLOP in connection with the Spin-Off.
(g)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – First Quarter 2024

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, merger and acquisition expenses, and spin-off expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same-Store Pro Rata Rental Income
Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – First Quarter 2024

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Cash Interest Expense
Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.
Cash Interest Expense Coverage Ratio
Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of March 31, 2024 is equal to $275.2 million, comprised of interest expense calculated in accordance with GAAP ($293.3 million), plus capitalized interest ($0.8 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($20.2 million), adjusted for pro rata ownership ($1.4 million).
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of March 31, 2024. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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